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                                                                  Exhibit 10.35


                          SILICON VALLEY BANCSHARES
                       1988 EMPLOYEE STOCK PURCHASE PLAN
                            EFFECTIVE JUNE 22, 1988



                                                      (REVISED OCTOBER 17, 1997)

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                              SILICON VALLEY BANCSHARES
                          1988 EMPLOYEE STOCK PURCHASE PLAN

    The following constitutes the provisions of the 1988 Employee Stock Purchase Plan of Silicon Valley Bancshares.

1.  PURPOSES.

    The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall permit and limit participation in a manner consistent with the requirements of that section of the Code.

2.  DEFINITIONS.

    a.  "BOARD" shall mean the Board of Directors of the Company.

    b.  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    c. "COMPANY STOCK" shall mean the Common Stock, no par value, of the Company.

    d. "COMPANY" shall mean Silicon Valley Bancshares, a California corporation.

    e. "COMPENSATION" shall mean an Employee's regular salary or wages and shall include bonuses, commissions, overtime pay, incentive pay, profit sharing, other remuneration paid directly to the Employee, amounts elected to be deferred by the Employee that would otherwise have been paid under any arrangement established by the Company intended to comply with Section 401(k),
Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of the Code, and any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company, but shall exclude the following items of compensation: the cost of employee benefits paid for by the Company or a Designated Subsidiary, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or a Designated Subsidiary under any employee benefit plan, and similar items of compensation, as determined by the Plan Administrator.

    f. "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption of termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company,


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provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

    g. "DESIGNATED SUBSIDIARIES" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

    h. "EMPLOYEE" shall mean any person, including an officer, who is employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

    i. "EXERCISE DATE" shall mean the last day of each offering period of the Plan.

    j. "OFFERING DATE" shall mean the first day of each offering period of the Plan.

    k. "PLAN" shall mean this 1988 Employee Stock Purchase Plan, as amended from time to time.

    l. "PLAN ADMINISTRATOR" shall mean the Board or a committee of the Board responsible for the administration of the Plan.

    m. "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.  ELIGIBILITY.

    a. Any person who is an Employee as of the Offering Date of a given offering period (see Section 4) shall be eligible to participate in such offering period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

    b. No Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits such Employee's right to purchase stock under this Plan and all other employee stock purchase plans (described in Section 423 of the Code) of the Company to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.


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4.  OFFERING PERIODS.

    The Plan shall be implemented by one offering during each six (6)-month period (or such longer or shorter period) of the Plan, commencing on or about July 1, 1988 and continuing thereafter until terminated in accordance with Sections 19 or 23 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

5.  PARTICIPATION.

    a. An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with the Plan Administrator prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Plan Administrator for all eligible Employees with respect to a given offering period.

    b. Payroll deductions for participants shall commence the first payroll following the Offering Date and shall end on the Exercise Date of the offering period or payroll which commences on or before the Exercise Date to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.

    c. Unless a participant withdraws from the Plan as provided in Section 10 or submits a new subscription agreement changing the payroll deduction amount (such change being allowed only at each new Offering Date), the participant's existing subscription agreement will be considered in effect as of and throughout each new Offering Date.

6.  PAYROLL DEDUCTIONS.

    a. At the time a participant files a subscription agreement, such participant shall elect to have payroll deductions (not exceeding ten percent (10%) of participant's Compensation (see Section 2(e)) deducted from his or her pay during the offering period (see Section 5(b)) and applied toward the purchase of Common Stock on the Exercise Date.

    b. All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional voluntary payments into such account.

    c. A participant may discontinue his participation in the Plan as provided in Section 10; otherwise, no changes in the payroll deduction amount may be made during the offering period.

7.  GRANT OF OPTION.

    a. On each Offering Date, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of shares of Common Stock determined by dividing such Employee's payroll deductions to be accumulated during such


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offering period (not to exceed an amount equal to ten percent (10%) of his
Compensation during the applicable offering period) by the option price per share (see Section 7(b), subject to the limitations set forth in Sections 3(b) and 12 hereof.

    b. The option price per share of the shares offered in a given offering period shall be the lower of:

    (i) eighty-five percent (85%) of the fair market value of a share of Common Stock of the Company on the Offering Date, such fair market value being determined based on the closing price on the last trading date immediately preceding the Offering Date; or,

    (ii) eighty-five percent (85%) of the fair market value of a share of Common Stock of the Company on the Purchase Date, such fair market value being determined based on the closing price on the Purchase Date or, if the Purchase Date falls on a weekend or holiday, on the last trading date immediately preceding the Purchase Date.

The closing price on a given date shall be the last price of the Common Stock for such date, as quoted on the Nasdaq National Market and as reported in the Wall Street Journal (or any other source the Plan Administrator deems reliable.

8.  EXERCISE OF OPTION.

    Unless a participant withdraws from the Plan as provided in Section 10, his option for the purchase of shares will be exercised automatically on the Exercise Date of the offering period, and the maximum number of full shares subject to option will be purchased for him at the option price per share with the accumulated payroll deductions in his account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is less than the amount required to purchase a full share of stock on the Offering Date shall be held in such participant's account for the purchase of shares under the next offering period under the Plan, unless such participant withdraws from the Plan or is no longer eligible to participate in the Plan (see Section 10(c)), in which case such amount shall be distributed to the participant after the Offering Date, without interest. The amount, if any, of payroll deductions remaining in any participant's account after the purchase of shares which is equal to or greater than the amount required to purchase a full share of stock on the final Offering Date of the Plan shall be distributed in full to the participant, without interest.


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9.  DELIVERY.

    As promptly as practicable after the Exercise Date of each offering period, the Plan Administrator shall arrange the delivery to each participant a certificate representing the shares purchased upon exercise of his option or, at the participant's election, to have the certificate transferred directly to participant's brokerage account at such brokerage firm or firms previously designated by the Plan Administrator in its sole discretion.

10. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

    a. A participant may withdraw all (but not less than all) the payroll deductions credited to his account under the Plan at any time prior to the Exercise Date of the offering period by giving fifteen (15) days written notice to the Plan Administrator. All of the participant's payroll deductions credited to his account will be paid to him promptly after the receipt of his notice of withdrawal and his option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

    b. Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the offering period for any reason, including retirement of death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under Section 14, and his option will be automatically terminated.

    c. In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the offering period in which the Employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option terminated.

    d. A participant's withdrawal from an offering period will not have any effect upon his eligibility to participate in a succeeding offering period or in any similar plan which may thereafter be adopted by the Company.

11. INTEREST.

    No interest shall accrue on the payroll deductions of a participant in the Plan.


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12. STOCK.

    a. The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 100,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section
18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Offering Date of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

    b. The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

    c. Shares to be delivered to a participant under the Plan will be registered (i) in the name of the participant or in the name of the participant and his or her spouse, or (ii) if directly transferred to participant's brokerage account, either pursuant to clause (i) above or in "street name."

13. ADMINISTRATION.

    The Plan shall be administered by the Plan Administrator. The administration, interpretation or application of the Plan by the Plan Administrator shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

    a. Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

    b. If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

14. DESIGNATION OF BENEFICIARY.

    a. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the offering period but prior to delivery of such shares. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the offering period. Designation of beneficiary(ies) by the participant may be made on the subscription agreement.


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    b.  Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of a participant's death, and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares to the executor or administrator of participant's estate. In the event the Company is unaware that an executor or administrator has been appointed, the Company, at its discretion, may deliver such shares to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. TRANSFERABILITY.

    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with
Section 10.

16. USE OF FUNDS.

    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. REPORTS.

    Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any, to be held in participant's account in accordance with Section 8.

18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected


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without receipt of consideration."  Such adjustment shall be made by the Plan
Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

    In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice and the option will terminate upon the expiration of such period.

    The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19. AMENDMENT OR TERMINATION.

    The Board may at any time terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company (obtained in the manner described in Section 21) if such amendment would:

    a.  Increase the number of shares that may be issued under the Plan;

    b. Permit payroll deductions at a rate in excess of ten percent (10%) of the participant's Compensation;

    c. Change the designation of the Employees (or class of Employees) eligible for participation in the Plan; or

    d. Materially increase the benefits which may accrue to participants under the Plan.

20. NOTICES.


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    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have duly given when received in the form specified by the Company at the location of the Plan Administrator.

21. SHAREHOLDER APPROVAL.

    Continuance of the Plan and any amendments to the Plan described in Section 19 shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan or such amendments thereto are adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon, which approval shall be:

    a. (1) solicited substantially in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

    b. obtained at or prior to the first annual meeting of shareholders held subsequent to the first registration of Common Stock under Section 12 of the Exchange Act.

    In the case of approval by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company, or by written consent of a smaller percentage of shareholders but only if the Board determines that the written consent of such a smaller percentage of shareholders will comply with all applicable laws and will not adversely affect the qualifications of the Plan under Section 423 of the Code.

22. CONDITIONS UPON ISSUANCE OF SHARES.

    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of all, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

    As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel of the Company, such a representation is required by any of the aforementioned applicable provisions of law.


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23. TERM OF PLAN.

    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in
Section 21. It shall continue in effect for the term of twenty (20) years unless sooner terminated under Section 19.


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